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                                                                      EXHIBIT 10
                                   AGREEMENT

         This Agreement made as of the 12th day of April, 1996, by and between NOVELL, INC., a Delaware corporation, with offices at 2180 Fortune Drive, San Jose, California 95131 ("Novell"); and MICRODYNE CORPORATION, a Maryland Corporation with principal offices at 3601 Eisenhower Avenue, Alexandria, Va 22304 ("Microdyne"), Novell and Microdyne being herein collectively referred to as the "Parties" provides as follows:


                                    RECITALS

         WHEREAS, Novell and Microdyne have entered into numerous commercial agreements over a period of years for the mutual benefit of both Parties; and

         WHEREAS, the Parties have recently conducted a review of the financial results of said agreements for the purpose of resolving any outstanding claims among the Parties and to provide a foundation for future cooperation.

         NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged by both Parties, the Parties agree as follows:


                                   ARTICLE 1
                              OUTSTANDING ACCOUNTS

         In settlement of all outstanding trade accounts and contract claims by and between the Parties as of the date of this Agreement (except as provided for in Article 3 herein), Microdyne will pay to Novell the amounts specified below according to the following calculation and payment schedule:

                 (1)   Calculation:

                       $10,024,293 accounts payable due Novell at March 29, 1996

                       minus

                       $3,489,293 for January 1996 royalty returns due to

                       Microdyne minus





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                          $1,500,000 estimate for anticipated net product
                          returns to be credited to Microdyne; provided that if the net product return credit activity prior to May 1, 1996 is less than $1,500,000 then Microdyne will pay Novell the difference in cash by May 31, 1996.
                          If the net product return credit activity prior to May 1, 1996 is greater than $1,500,000, then Novell will credit Microdyne's account for the difference upon receipt of Microdyne's April royalty report.

                          Total

                          $5,035,000 amount due to Novell.

            (2)  Payment Schedule

                          $1,000,000 cash payment to be paid by Microdyne on April 17, 1996.

                          $1,000,000 cash payment to be paid by Microdyne on May 3, 1996.

                          $3,035,000 in a promissory note substantially in the form attached hereto as Exhibit A for two years and bearing an eight percent (8%) annual interest rate commencing April 17, 1996 with payments of principal and interest commencing May 17, 1996.

         (3)     Trade Credit

                          Novell will release any restrictions on trade credit normally extended to Microdyne in the ordinary course of business as of the date of this Agreement. Novell retains the right to impose credit restrictions in the event Microdyne fails to remain current on payment obligations or as otherwise provided for under the existing agreements between the parties.


                                   ARTICLE 2
                     PURCHASE OF HARDWARE TECHNOLOGY RIGHTS
                              AND MARKETING RIGHTS

         Microdyne will purchase the exclusive, royalty-free, perpetual right to distribute certain hardware technology currently sold by Microdyne under license from Novell as more fully set forth on Exhibit B ("Hardware") effective as of April 17, 1996. As additional consideration for the purchase price, Novell grants Microdyne a continuing, royalty-free right to market the Hardware with Novell's trade dress and such product designations as currently





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provided for and as listed on Exhibit B.  Nothing herein shall be construed to grant Microdyne any right or interest in the underlying software technology (source code) associated with the Hardware except as otherwise necessary to exercise the rights granted herein. Microdyne will pay the purchase price of $6,820,000 according to the following schedule:

                 (1)      $100,000 cash payment by April 17, 1996.

                 (2)      $900,000 cash payment by June 1, 1996.

                 (3) $5,820,000 in a promissory note substantially in the form attached hereto as Exhibit C for five (5) years and bearing an eight percent (8%) annual interest rate commencing April 17, 1996 with monthly payments of principal and interest commencing on May 17, 1996 and all outstanding principal and interest due on April 17, 2001.

         In the event Microdyne is in default under the payment terms of
Article 1 or Article 2 of this Agreement, or the Commercial Notes attached hereto as Exhibit A and Exhibit C, the rights granted Microdyne pursuant to
Article 2 of this Agreement shall be immediately revoked without notice until such time as such default is cured.

         Microdyne will release all claims relating to all remaining royalty credits relating to Microdyne's acquisition of National Semiconductor's adapter card business, approximately $1,600,000, as of April 12, 1996, which Microdyne acquired pursuant to the Assignment Agreement dated September 8, 1995.

         Within thirty (30) days of the date of this Agreement, Microdyne and Novell will sign a new standard Novell OEM agreement covering all hardware products, excluding the Hardware, sold by Microdyne that carry the Novell trade dress which will provide, without limitation, that Microdyne will pay Novell a nine percent (9%) royalty on hardware products sold by Microdyne that carry the Novell trade dress, excluding Hardware, subject to the general terms to be negotiated by the parties.

         Within thirty (30) days of the date of this Agreement Microdyne and Novell will sign a new standard Novell OEM agreement which covers all software products which will provide, without limitation, that Microdyne is entitled to a discount of at least fifty (50%) on all such products, subject to the general terms to be negotiated by the parties.





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                                   ARTICLE 3
                               RELEASE OF CLAIMS

         Each Party hereto (the "Releasing Party") hereby unconditionally releases the other Party hereto (the "Released Party") from any claims, actions or causes of action, defenses, counterclaims or setoffs of any kind or nature which the Releasing Party may assert, as of December 31, 1995, against the Released Party, including without limitation, the OEM Agreement dated June 14, 1993, and the Composite Signature Agreement dated January 18, 1994, together with any amendments to any such agreements, or any related agreements, or any matters whatsoever arising from or under any of the foregoing (hereinafter referred to collectively as the "Claims"); provided, however, that this release expressly excludes any claims, actions or causes of action arising from:

         (a) that portion of Novell's Master License Agreement as to which Microdyne has contractual obligations;

         (b) the Advanced Access and Application Products amendment (LAN Workplace for DOS) to the Desk Top OEM Agreement;

         (c) the Novell DOS/DOS Kernel and Palm DOS under the Desk Top OEM Agreement;

         (d) the WordPerfect and GroupWise Products amendment to the June 14, 1993 Agreement;

         (e) the Personal NetWare and NetWare Lite amendment to the Desk Top OEM Agreement;

         (f) the NetWare Multi-protocol Router amendment to the June 14, 1993 Agreement;

         (g)     the NetWare for SAA amendment to the June 14, 1993 Agreement;

         (h) sales of Novell Asynchronous Communications Server under the Composite Direct Purchase Signature Agreement dated March 31, 1992, as amended; and

         (i) sales of Novell Access Server under the Composite Direct Purchase Signature Agreement dated March 31, 1992, as amended.

Except as provided in (a) through (i) above, in the event the Releasing Party has any Claims which the Releasing Party may assert as of the date hereof for any act or omission occurring on or before December 31, 1995, against the Released Party, the Releasing Party forever





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irrevocably waives and relinquishes them; provided that notwithstanding the foregoing provisions of this Article 3, the release of Claims provided to Microdyne by Novell hereunder shall be null and void upon any default under
Article 1 or Article 2 of this Agreement, or the Commercial Notes attached hereto as Exhibit A and Exhibit C. The term "Released Party" shall include, but shall not be limited to, its present and former officers, directors, employees, agents and attorneys. The Releasing Party represents and warrants that it is represented by counsel of its choice who has reviewed this release and advised it of its contents and meaning. The Releasing Party further represents and warrants that it is signing this release voluntarily and with full understanding of its contents and meaning.

         With respect to any claims, actions or causes of action not released hereunder, each Party agrees that in any case in which it elects to assert any such claim, action or cause of action against the other Party, such Party will concurrently assert such claim, action or cause of action against any third party which is also liable in whole or in part to the asserting Party for such claim, action or cause of action.


                                   ARTICLE 4
                        COSTS AND EXPENSE OF NEGOTIATION

         Each Party will bear its own costs and expenses with regard to all negotiations and activities relating to the subject of this Agreement.


                                   ARTICLE 5
                              EFFECT OF AGREEMENT

         This Agreement shall be binding on and inure to the benefit of the Parties and their respective legal representatives, successors and assigns.


                                   ARTICLE 6
                                 GOVERNING LAW

         This Agreement shall be interpreted in all respects according to the law of the state of California.





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                                   ARTICLE 7
                                ENTIRE AGREEMENT

         The terms of this Agreement are intended by the Parties as a final, complete, and exclusive expression of their agreement with respect to the subject matter of this Agreement and are intended to supersede, cancel, and take the place of all prior contracts and agreements between the parties, oral or written, relating to the subject matter of this Contract. This Agreement may not be contradicted, varied, substituted, or abridged in any manner except by written amendment duly signed by Novell and Microdyne.


                                   ARTICLE 8
                           PROTECTION OF INFORMATION

         The Parties agree to keep confidential any trade secret or other confidential business information related to the other Party's business of which they are now or at any time while this Agreement is in effect may become informed and which is not known generally to the public. The Parties' obligations under this Article will survive the expiration or termination of this Agreement.

         IN WITNESS WHEREOF, The Parties have executed this Agreement in two originals pursuant to due authority as of the day and year first above written.

NOVELL, INC.                        MICRODYNE CORPORATION

Signature: /s/ JAMES T. SULLIVAN    Signature: /s/ CHRISTOPHER M. MAGINNIS
          ---------------------               -----------------------------

Name: JAMES T. SULLIVAN             Name: CHRISTOPHER M. MAGINNIS
     --------------------------          ----------------------------------

Title: V.P. OEM SALES               Title: EXECTIVE VICE PRESIDENT
      -------------------------           ---------------------------------




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